UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           November 16, 2009

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Benden Drive Suite C
Wooster, OH 44691

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code           (330) 263-1955

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2009, Ohio Legacy Corp (“Legacy”) entered into a Stock Purchase Agreement (the “Agreement”) with Excel Financial LLC (“Excel”). Under the terms of the Agreement, which has been unanimously approved for recommendation by Legacy’s board of directors , Excel will purchase 15,000,000 common shares of Legacy common shares at a price of $1.00 per share.

The Agreement is subject to the approval of a majority of Legacy’s common shares and the approval of applicable banking regulatory authorities, as well as other closing conditions which are set forth in the Agreement.

The Agreement also contains certain termination rights of both Legacy and Excel, and further provides that, under certain circumstances, Legacy could be required to pay Excel a termination fee of $1 million.

This summary does not purport to be complete.  A copy of the Agreement is included as Exhibit 99.2 to this report, and this summary is qualified in its entirety by reference to the Agreement.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Agreement, a proxy statement of Legacy and other documents will be filed with the Securities and Exchange Commission (the “SEC”). Investors and stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Legacy and Excel, the proposed Agreement and the transactions contemplated by the Agreement.  In addition, Legacy files annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. The documents filed by Legacy may also be obtained free of charge from Legacy by requesting them in writing at 2375 Benden Drive Suite C, Wooster, Ohio 44691, or by telephone at (330) 263-1955 or on Legacy’s website at www.ohiolegacycorp.com.

Participants in the Solicitation

Legacy and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Legacy with respect to the transactions contemplated by the proposed Agreement. Information regarding Legacy’s officers and directors is included in Legacy’s proxy statement for its 2008 annual meeting of shareholders filed with the Securities and Exchange Commission on April 15, 2009. More detailed information regarding the identity of potential participants, and their direct or indirect interests,  by securities holdings or otherwise, in the Agreement and the transactions contemplated by the Agreement will be set forth in the proxy statement and other relevant documents filed with the SEC when they become available.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure under Item 1.01 above, which is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the joint press release issued by Legacy and Excel announcing the signing of the Agreement is included as Exhibit 99.1 to this report.  A copy of the Stock Purchase Agreement is included as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2009

Dated: November 16, 2009

Ohio Legacy Corp
(Registrant)

/s/ D. Michael Kramer
D. Michael Kramer
President and Chief Executive Officer